Exhibit 10.1

CDI CORP.

NON-QUALIFIED OPTION AGREEMENT

1. Grant of Option. The Company hereby grants to [Insert Name] (the “Recipient”) a Non-Qualified Option to purchase [Insert Number] shares of CDI Stock (this “Option”) on the terms set forth herein (this “Agreement”). This Option is subject to the terms, definitions and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan will prevail. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. This Option shall be a Non-Qualified Option for purposes of the Plan. Notwithstanding anything contained herein to the contrary, effective upon the approval by the Company’s shareholders of the CDI Corp. Amended and Restated 2004 Omnibus Stock Plan (the “Amended and Restated Plan”) at the Company’s 2012 annual meeting of shareholders, this Agreement shall thereafter be subject to the terms, definitions and provisions of the Amended and Restated Plan, as the same may be amended from time to time.

2. Definitions.

(a) “Board” means the Board of Directors of CDI Corp.

(b) “Cause” shall have the meaning set forth in the Plan.

(c) “CDI Stock” means CDI Corp. common stock, par value $0.10 per share.

(d) “Change in Control” means any of the following:

(i) any person, or more than one person acting as a group within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

(ii) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock;

(iii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iv) a person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions.

(e) “Committee” means the Compensation Committee of the Board.

(f) “Company,” as the context requires, means CDI Corp., CDI Corp. and its Subsidiaries, or the individual Subsidiary of CDI Corp. which employs or retains the Recipient.

(g) “Date of Exercise” means the date on which the notice of exercise required by Section 6 below is received by the Company.

(h) “Date of Grant” means [DATE].

(i) “Disability” means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code.

(j) “Exercise Price” means $[        ], the Fair Market Value of CDI Stock on the Date of Grant.

(k) “Fair Market Value” means the closing price of actual sales of CDI Stock on the New York Stock Exchange (“NYSE”) on a given date or, if there are no such sales on such date, the closing price of CDI Stock on the NYSE on the last preceding date on which there was a sale. If CDI Stock is not then listed on the NYSE, Fair Market Value shall mean (i) the per share closing price on any other U.S. national securities exchanges on which CDI Stock is listed, (ii) if not so listed and CDI Stock is publically traded on an inter-dealer quotation system, the closing price on such system (or, if deemed appropriate by the Committee, the average of high and low prices) and (iii) if not so listed or traded, as determined by the Committee in compliance with Section 409A of the Code.

(l) “Good Reason” means, following the occurrence of a Change in Control: (i) a reduction in the Recipient’s base salary or target bonus opportunity, (ii) a change in the Recipient’s primary office of more than 20 miles, (iii) a material reduction in the Recipient’s title, position, responsibilities or authority or (iv) a material breach by the Company of any employment or other service agreement between the Company and the Recipient; provided however, that the Recipient must provide the Company with written notice of the event alleged to constitute Good Reason within 90 days after the occurrence thereof and the Company shall have 30 days to cure such event.

(m) “Grant” means the grant of this Option to the Recipient pursuant to this Agreement.

(n) “Plan” means, subject to Section 1, the CDI Corp. 2004 Omnibus Stock Plan.

(o) “Retirement” means the Recipient’s voluntary termination of employment or other service relationship with the Company (other than in anticipation of a termination for Cause) on or after the date on which the Recipient attains age 55 and the sum of the Recipient’s age and years of service with the Company is greater than or equal to 62; provided that the Recipient’s voluntary termination of employment or other service relationship with the Company prior to the third anniversary of the commencement of such employment or other service relationship shall not constitute Retirement for purposes of this Agreement.

(p) “Termination Date” means the earliest of the following:

(i)	seven years following the Date of Grant;

(ii)	in the event of the Recipient’s termination of employment or engagement with the Company due to death or by the Company due to Disability, the date that is twelve (12) months following such termination;

(iii)	in the event of the Recipient’s termination of employment or engagement due to Retirement, the date that is thirty-six (36) months after such termination;

(iv)	in the event of the Recipient’s voluntary termination of employment or engagement other than for Retirement and not due to Good Reason, the date that is thirty (30) days after such termination;

(v)	in the event that the Recipient’s employment or engagement is terminated by the Company other than for Cause and not due to Disability or is terminated by the Recipient for Good Reason, the date that is ninety (90) days after such termination; or

(vi)	in the event of the Recipient’s termination of employment or engagement by the Company for Cause, the date of such termination.

3. Option Term. No portion of this Option shall be exercisable unless it has vested in accordance with Section 4 hereof. The vested portion of this Option may be exercised in whole or in part at any time after vesting and prior to the Termination Date. No portion of this Option shall be exercisable on or after the Termination Date. Notwithstanding the foregoing, if the Termination Date would otherwise occur during a period in which trading in shares of CDI Stock is prohibited by law or the Company’s insider trading policies, then the vested portion of this Option shall remain exercisable until the date that is thirty (30) days following the expiration of such period of prohibition (but not longer than the date permitted by Code Section 409A).

4. Vesting. Subject to the Recipient’s continuing employment or other service relationship with the Company, this Option will vest with respect to 1/3 of the shares of CDI Stock subject hereto on each of the first three anniversaries of the Date of Grant. If the Recipient’s employment or other service relationship with the Company terminates for any reason prior to the vesting of any portion of this Option, such unvested portion of this Option shall be forfeited with no consideration due therefor as of the date of such termination and the vested portion shall remain exercisable through the Termination Date; provided that (a) if the Recipient’s employment or other service relationship with the Company terminates as a result of death or by the Company due to Disability, the unvested portion of this Option will vest as of the date of such termination, (b) if the Recipient’s employment or other service relationship terminates due to Retirement, the Option shall continue to vest in accordance with its terms provided that the Recipient remains in compliance with any restrictive covenants to which he is bound that are in favor of the Company (and in the event of any such non-compliance, the unvested portion of this Option shall immediately terminate with no consideration due the Recipient) and (c) if the Recipient’s employment or other service relationship is terminated without Cause by the Company or its successor or by the Recipient for Good Reason, in either case, within 24 months following a Change in Control, the unvested portion of this Option, if any, shall vest as of the date of such termination.

5. Change in Control. Following a Change in Control, this Option shall remain outstanding and continue to vest in accordance with Section 4 hereof; provided, however that if this Option is not assumed by the surviving company in such Change in Control or an award of the acquiring company or one of its affiliates is not issued in substitution of this Option, then this Option shall vest in full upon such Change in Control.

6. Notice of Exercise. This Option shall be exercisable by a written notice (which may be done by e-mail) from the Recipient to the Company’s senior Human Resources executive, which shall state the number of shares underlying the portion of this Option being exercised and specify the manner in which the Exercise Price will be paid. However, the Company may at any time hereafter notify the Recipient of a web-based or other method of exercising this Option, which other method may supplement or replace the previously-described written notice as the required method of exercising this Option. This Option may be exercised in whole or in part. This Option may only be exercised for a whole number of shares of CDI Stock.

7. Payment of Exercise Price. The Exercise Price for the shares of CDI Stock received upon the exercise of this Option shall be paid within three days after the Date of Exercise: (a) in cash, or, (b) with the consent of the Committee, with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the CDI Stock covered by this Option, (c) with the consent of the Committee, in whole or in part by the withholding of shares otherwise deliverable upon exercise of this Option or (d) with the consent of the Committee, in whole or in part in CDI Stock valued at Fair Market Value on the Date of Exercise.

8. Tax Withholding. Unless the Company and the Recipient make other arrangements to satisfy the Recipient’s withholding taxes, the number of shares of CDI Stock to be delivered to the Recipient upon exercise of this Option shall be reduced by an amount equal to the minimum taxes (including, without limitation, federal, state, local or foreign income or payroll taxes) required by law to be withheld in connection with the exercise of this Option. The portion of any shares of CDI Stock withheld pursuant to the applicable tax laws shall be determined by using the Fair Market Value of CDI Stock on the Date of Exercise.

9. Nontransferability. This Option may not be transferred, in whole or in part, except by will or the applicable laws of descent and distribution. Notwithstanding the foregoing, with the prior written approval of the Committee, this Option may be transferred without consideration by the Recipient to (a) the spouse or lineal descendant of the Recipient (each, a “Family Member”), (b) a trust for the exclusive benefit of Family Members, (c) a partnership or other entity in which all beneficial owners are Family Members or (d) a charitable foundation or other such organization.

10. Stock Ownership Requirements. If the Recipient is subject to any stock ownership requirements imposed by the Company, those requirements may limit the Recipient’s ability to sell or otherwise transfer some or all of the shares of CDI Stock acquired by the Recipient through the exercise of this Option.

11. Awards Policy. This Option is subject to the terms and conditions of the Policy on Cash Bonus Awards and Equity Awards Clawback for CDI Corp. and its Related Companies. This Option is also subject to clawback to the extent required by Section 10D(b)(2) of the Securities Exchange Act of 1934, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

12. Cancellation of Option and Clawback of Shares. Notwithstanding any other provision of this Agreement, if the Committee determines that the Recipient has entered into or intends to enter into competition with the Company or any of its subsidiaries, the Committee may, in its discretion, at any time during the term of the non-competition covenant, if any, in the employment agreement, engagement agreement, “covenants and agreements” or similar document between the Recipient and the Company which is being violated by such competition, cancel the outstanding and unexercised portion of this Option for no consideration due therefor and/or require the Recipient to resell to the Company any shares of CDI Stock acquired by the Recipient upon the exercise of this Option during the one-year period ending on the date of the termination of the Recipient’s employment or other service relationship with the Company for a purchase price equal to the Exercise Price paid by the Recipient for such shares (or the Fair Market Value on the date of such sale, if less).

13. Securities Laws. The Committee may from time to time impose any conditions on the exercise of this Option as it deems necessary or advisable to ensure that all stock options granted under the Plan, and the exercise thereof, satisfy Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise this Option. The Company may also condition the delivery of certificates (or book entry issuance) for shares of CDI Stock upon the prior receipt from the Recipient of any undertakings that it determines are required to ensure that the issuance of such certificates (or book entry issuance) is in compliance with federal and state securities laws.

14. Rights Prior to Book Entry or Issuance of Certificates. Neither the Recipient nor any person to whom the Recipient’s rights shall have passed by transfer in compliance with Section 9 shall have any of the rights of a shareholder with respect to any shares of CDI Stock issuable upon exercise of this Option or any portion thereof until the date of issuance to the Recipient of a certificate (or book entry issuance) for shares of CDI Stock.

15. Options Do Not Affect Employment Relationship. This Option shall not confer upon the Recipient any right to continue in the employ or service of the Company, nor interfere in any way with the right of the Company to terminate the employment or other service relationship of the Recipient at any time and for any reason.

16. Interpretation. The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

17. Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. The Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan or this Agreement. In addition, by entering into this Agreement and accepting this Grant, the Recipient acknowledges that: (a) the Option is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Option is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock (nor has any such representation been made).

18. Execution of this Agreement. If the Recipient does not sign and return this Agreement within 30 days following the Date of Grant, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue shares of CDI Stock to the Recipient in connection with this Option. If the Recipient receives any shares of CDI Stock in connection with this Option but has not signed and returned this Agreement, he or she will be deemed to have accepted and agreed to the terms set forth herein.

19. Miscellaneous. This Agreement shall be governed by the laws of the state of Pennsylvania, without regard to its choice of laws provisions. This Agreement may be amended only by written agreement between the Company and the Recipient. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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CDI CORP.	RECIPIENT

By:	Signature:

Name:	Print Name:

Title:	Date: